UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2007
ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13357 (Commission File Number)	84-0835164 (IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO (Address of principal executive offices)	80202-1132 (Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (the “Current Report”) that describes support and option agreements entered into by Royal Gold with Mark D. Kucher and IAMGOLD Corporation in anticipation of a proposed transaction in which Royal Gold would acquire 100% of the fully diluted shares of Battle Mountain Gold Exploration Corp. (“Battle Mountain”). This report amends the information regarding the number of shares subject to the support and option agreements based on updated capitalization information provided by Battle Mountain. Except for the amended information provided below, the description of the support and option agreements provided in the Current Report is incorporated herein by reference.
     The support and option agreement with Mark D. Kucher represents approximately 21.01% of the outstanding shares of Battle Mountain common stock and beneficial ownership of approximately 25.99%. The support and option agreement with IAMGOLD Corporation represents approximately 18.89% of the outstanding shares of Battle Mountain common stock and beneficial ownership of approximately 23.66%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

By:	/s/ Karen Gross

Name: Title:	Karen Gross Vice President & Corporate Secretary
Dated: March 28, 2007